UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 19, 2013

CRESTWOOD MIDSTREAM PARTNERS LP

(Exact name of registrant as specified in charter)

Delaware	001-33631	56-2639586
(State of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification No.)

700 Louisiana Street, Suite 2060

Houston, TX 77002

(Address of principal executive offices) (Zip Code)

(832) 519-2200

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

Closing of the Jackalope Purchase Agreement

As previously disclosed in the Current Report on Form 8-K filed with the Securities and Exchange Commission (the “Commission”) on June 24, 2013, Crestwood Niobrara LLC (“Crestwood Niobrara”), a subsidiary of Crestwood Midstream Partners LP (the “Partnership”), entered into a definitive agreement (the “Purchase Agreement”) with RKI Exploration & Production, LLC (“RKI”) to acquire RKI’s 50% interest in Jackalope Gas Gathering Services, L.L.C. (“Jackalope”) (the “Transaction”). Access Midstream Partners, L.P. (“Access”) owns the remaining 50% interest in and will be the managing member of Jackalope (until such time as it owns less than 50% of Jackalope). Access will continue to provide field operations and construction management for Jackalope and Crestwood Niobrara will assume the commercial development role for Jackalope. The Jackalope gathering and processing system is currently comprised of approximately 100 miles of gathering pipelines and 9,400 horsepower of compression equipment located in Converse County, Wyoming.

The Transaction was completed on July 19, 2013. Pursuant to the Purchase Agreement, Crestwood Niobrara acquired RKI’s 50% interest in Jackalope for approximately $107.5 million in cash (the “Purchase Price”). Crestwood Niobrara financed the acquisition with equity contributions provided by the Partnership and Aircraft Services Corporation, a subsidiary of General Electric Capital Corporation and GE Structured Finance, Inc. (“GE EFS”), as more fully described under “Amended and Restated Crestwood Niobrara Company Agreement” below.

The foregoing description of the terms of the Purchase Agreement is not complete and is qualified in its entirety by reference to the full and complete terms of the Purchase Agreement, which was attached as Exhibit 10.1 to the Current Report on Form 8-K filed by the Partnership on June 24, 2013 and incorporated herein by reference in its entirety.

In connection with the closing of the Transaction, Crestwood Niobrara entered into or effected the following agreements:

Amended and Restated Crestwood Niobrara Company Agreement

On July 19, 2013, Crestwood Niobrara and GE EFS entered into an Amended and Restated Limited Liability Company Agreement for Crestwood Niobrara (the “Crestwood Niobrara Company Agreement”).

Pursuant to the Crestwood Niobrara Company Agreement, GE EFS contributed approximately $80.6 million in exchange for Series A Preferred Units in Crestwood Niobrara and the Partnership contributed approximately $26.9 million in exchange for Common Units in Crestwood Niobrara. The Partnership used its existing revolving credit facility to fund its contribution. The combined capital contributions were used to pay the Purchase Price under the Purchase Agreement. Pursuant to the terms of the Crestwood Niobrara Company Agreement, certain additional capital contributions may be required, whereby GE EFS has agreed to provide 75% of the future capital contributions and the Partnership has agreed to provide the remaining 25% of the future capital contributions, subject to certain exceptions, including an aggregate cap on GE EFS’s future capital contributions of $150 million. A member’s default of its capital contribution obligation results in certain penalties for such member and may result in the issuance of certain series of preferred units (“Deficiency Units”) to the non-defaulting member that contributes in place of the defaulting member.

If Deficiency Units are issued, 100% of available cash will be paid to holders of such Deficiency Units for a certain period of time, on a pro rata basis, until such Deficiency Units are redeemed upon satisfaction of certain requirements and rates of return.

At any time prior to the fourth anniversary of the date of the Crestwood Niobrara Company Agreement, the Partnership may cause Crestwood Niobrara to redeem some or all of the outstanding Series A Preferred Units for an amount in cash per Series A Preferred Unit equal to (A) the amount necessary for GE EFS to achieve a certain multiple of its initial investment with respect to each Series A Preferred Unit so redeemed, less (B) an amount equal to the aggregate Series A quarterly distributions paid by Crestwood Niobrara prior to such redemption multiplied by a fraction, the numerator of which is number of Series A Preferred Units being redeemed and the denominator of which is the total number of Series A Preferred Units outstanding immediately prior to such redemption, provided certain requirements are met.

At any time on or after the fourth anniversary of the date of the Crestwood Niobrara Company Agreement but prior to the occurrence of certain events as further specified in the Crestwood Niobrara Company Agreement, including an election by GE EFS to change the manner in which distributions are made as further specified in the Crestwood Niobrara Company Agreement, the Partnership may cause Crestwood Niobrara to redeem some or all of the outstanding Series A and Series B Preferred Units in exchange for Crestwood Niobrara paying cash to GE EFS or the Partnership may elect to acquire some or all of the outstanding Series A or Series B Preferred Units by issuing to GE EFS a number of the Partnership’s common units (“CMLP Units”) at the CMLP Unit Price, in each case subject to certain requirements, including applicable rates of return. The CMLP Unit Price generally means an amount equal to the volume-weighted average trading price of a CMLP Unit for the 20 days immediately preceding such determination date, subject to a certain discount.

To the extent that any applicable units remain outstanding after the election by GE EFS to commence an option period after the seventh anniversary of the Crestwood Niobrara Company Agreement and provided that GE EFS has not previously elected to change the manner in which distribution are made as further specified in the Crestwood Niobrara Company Agreement and for the duration thereof until all Series A and Series B Preferred Units are acquired or redeemed, (a) 100% of all adjusted available cash will automatically be paid to GE EFS to redeem all outstanding Series A Preferred Units, provided, among other things, that a certain rate of return is met with respect to each redeemed Series A Preferred Unit; (b) GE EFS may elect to require the Partnership to acquire all outstanding Series A and Series B Preferred Units in exchange for issuing to GE EFS a number of CMLP Units at the CMLP Unit Price, provided, among other things, that a certain rate of return is met with respect to each redeemed unit and the Registration Rights Agreement discussed below is complied with; (c) GE EFS may elect to require Crestwood Niobrara to promptly effect a sale of all of the assets of Crestwood Niobrara, including its ownership interests in Jackalope in order to generate proceeds to Crestwood Niobrara and, in turn, Crestwood Niobrara will use such proceeds to redeem all of GE EFS’s outstanding Series A and Series B Preferred Units, provided, among other things, that a certain rate of return is met with respect to each redeemed unit; and (d) the Partnership may cause Crestwood Niobrara to redeem some or all of the outstanding Series A and Series B Preferred Units in exchange for cash, or it may elect to acquire such Units in exchange for issuing to GE EFS a number of CMLP Units at the CMLP Unit Price, provided, among other things, that a certain rate of return is met with respect to each redeemed unit and the Registration Rights Agreement discussed below is complied with.

In addition to the foregoing, a change of control of the Partnership within a certain time frame will also permit GE EFS to elect to require Crestwood Niobrara to redeem its Series A and Series B Preferred Units. In such event, the Partnership may elect to acquire such Series A and Series B Preferred Units by issuing to GE EFS a number of CMLP Units valued at the CMLP Unit Price, provided certain requirements are met.

Pursuant to the Crestwood Niobrara Company Agreement, the Partnership will serve as the managing member of Crestwood Niobrara. However, certain actions require the unanimous consent of all members.

The Crestwood Niobrara Company Agreement also provides for certain limitations on the transfer of membership interests and other customary provisions including indemnification obligations.

The foregoing description of the terms of the Crestwood Niobrara Company Agreement is not complete and is qualified in its entirety by reference to the full and complete terms of the Crestwood Niobrara Company Agreement, which is attached hereto as Exhibit 10.1 and is incorporated herein by reference in its entirety.

Registration Rights Agreement

On July 19, 2013, in connection with the closing of the Transaction and the entry into the Crestwood Niobrara Company Agreement, the Partnership entered into a registration rights agreement with GE EFS (the “Registration Rights Agreement”). Under the Registration Rights Agreement, the Partnership granted to GE EFS certain registration rights contingent upon the happening of certain events specified in the Crestwood Niobrara Company Agreement. Such rights include, without limitation, the right to require the Partnership to prepare and file with the Commission a shelf registration statement under the Securities Act of 1933, as amended (the “Securities Act”), and the right to piggy back onto a proposed registration statement or prospectus supplement of the Partnership, with certain limitations, each with respect to resales of CMLP Units. The Registration Rights Agreement contains customary provisions regarding rights of indemnification between the parties with respect to certain applicable securities law liabilities.

The foregoing description of the terms of the Registration Rights Agreement is not complete and is qualified in its entirety by reference to the full and complete terms of the Registration Rights Agreement, which is attached hereto as Exhibit 10.2 and is incorporated herein by reference in its entirety.

Item 7.01. Regulation FD Disclosure.

On July 22, 2013, the Partnership issued a press release to announce the closing of the Transaction. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K. The information contained in this Item 7.01, including Exhibit 99.1 attached hereto, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act of 1933, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 8.01. Other Events.

To the extent that any portion of the press release attached hereto as Exhibit 99.1 relates to the previously announced proposed merger involving Inergy, L.P. (“NRGY”), Inergy Midstream, L.P. (“NRGM”), NRGM GP, LLC, the general partner of NRGM, Intrepid Merger Sub, LLC, a wholly-owned subsidiary of NRGM, NRGY, Crestwood Holdings LLC, the Partnership and Crestwood Gas Services GP LLC, such portion is incorporated into this Item 8.01.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1	Amended and Restated Limited Liability Company Agreement of Crestwood Niobrara LLC, dated July 19, 2013.*

10.2	Registration Rights Agreement by and between Crestwood Midstream Partners LP and Aircraft Services Corporation, dated July 19, 2013.

99.1	Press Release of Crestwood Midstream Partners LP dated July 22, 2013.

*	Confidential treatment has been requested for certain portions which are omitted in the copy of the exhibit electronically filed with the Commission. The omitted information has been filed separately with the Commission pursuant to our application for confidential treatment.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CRESTWOOD MIDSTREAM PARTNERS LP

	By:	Crestwood Gas Services GP LLC its General Partner

Date: July 22, 2013	By:	/s/ Steven M. Dougherty
Steven M. Dougherty Senior Vice President Interim Chief Financial Officer and Chief Accounting Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Amended and Restated Limited Liability Company Agreement of Crestwood Niobrara LLC, dated July 19, 2013.*

10.2	Registration Rights Agreement by and between Crestwood Midstream Partners LP and Aircraft Services Corporation, dated July 19, 2013.

99.1	Press Release of Crestwood Midstream Partners LP dated July 22, 2013.

*	Confidential treatment has been requested for certain portions which are omitted in the copy of the exhibit electronically filed with the Commission. The omitted information has been filed separately with the Commission pursuant to our application for confidential treatment.